FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY CONTRACT

THE COMPANY'S PROMISE

In consideration for the Purchase Payments and the attached application, First Security Benefit Life Insurance and Annuity Company of New York (the "Company") will pay the benefits of this Contract according to its provisions.

LEGAL CONTRACT

PLEASE READ YOUR CONTRACT CAREFULLY. It is a legal Contract between the Owner and the Company. The Contract's table of contents is on page 2.

FREE LOOK PERIOD-RIGHT TO CANCEL

IF FOR ANY REASON THE OWNER IS NOT SATISFIED WITH THIS CONTRACT, HE OR SHE MAY RETURN IT TO THE COMPANY WITHIN 30 DAYS FROM THE DATE OF RECEIPT. IT MAY BE RETURNED BY DELIVERING OR MAILING IT TO THE COMPANY. IF RETURNED, THIS CONTRACT SHALL BE DEEMED VOID FROM THE CONTRACT DATE. THE COMPANY WILL REFUND (I) ANY PURCHASE PAYMENTS MADE AND ALLOCATED TO THE FIXED ACCOUNT; AND (II) SEPARATE ACCOUNT CONTRACT VALUE AS OF THE DATE THE RETURNED POLICY IS POSTMARKED FOR RETURN TO THE COMPANY, INCREASED BY ANY FEES OR OTHER CHARGES PAID.

Signed for First Security Benefit Life Insurance and Annuity Company of New York on the Contract Date.

               ROGER K. VIOLA                    HOWARD R. FRICKE
                 Secretary                          President

                      A BRIEF DESCRIPTION OF THIS CONTRACT

This is a FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY CONTRACT.

*Purchase Payments may be made until the earlier of the Annuity Payout Date or termination of the Contract.

*A Death Benefit may be paid prior to the Annuity Payout Date according to the Contract provisions.

*Annuity Payments begin on the Annuity Payout Date using the method specified in this Contract.

*The smallest annual rate of investment return that would have to be earned on the assets of the Separate Account so that the dollar amount of Variable Annuity Payments will not decrease is 3 1/2%. A daily charge corresponding to an annual charge of .55% is applied to the assets of the Separate Account by the Company. Please refer to the "Contract Value and Expense Provisions" beginning on page 10.

ALL PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT, ARE VARIABLE AND MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT. THERE ARE NO GUARANTEED MINIMUM PAYMENTS OR CASH VALUES. (SEE "CONTRACT VALUE AND EXPENSE PROVISIONS" AND "ANNUITY PAYMENT PROVISIONS" FOR DETAILS.)

     FIRST SECURITY BENEFIT LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK
         70 West Red Oak Lane, 4th Floor, White Plains, New York 10604

Form FSB201 (R11-96)                                                   BP 2010P1

                               TABLE OF CONTENTS

                                                                       PAGE

CONTRACT SPECIFICATIONS ................................................ 3

DEFINITIONS ............................................................ 4-6

GENERAL PROVISIONS ..................................................... 7, 8
  The Contract ......................................................... 7
  Compliance ........................................................... 7
  Misstatement of Age or Sex ........................................... 7
  Evidence of Survival ................................................. 7
  Incontestability ..................................................... 7
  Assignment ........................................................... 7
  Exchanges ............................................................ 8
  Claims of Creditors .................................................. 8
  Nonforfeiture Values ................................................. 8
  Non-Participating .................................................... 8
  Statements ........................................................... 8

OWNERSHIP, ANNUITANT AND BENEFICIARY PROVISIONS ........................ 9
  Ownership ............................................................ 9
  Joint Ownership ...................................................... 9
  Annuitant ............................................................ 9
  Primary and Secondary Beneficiaries .................................. 9
  Ownership and Beneficiary Changes .................................... 9

PURCHASE PAYMENT PROVISIONS ............................................ 10
  Flexible Purchase Payments ........................................... 10
  Purchase Payment Limitations ......................................... 10
  Purchase Payment Allocation .......................................... 10
  Place of Payment ..................................................... 10

CONTRACT VALUE AND EXPENSE PROVISIONS .................................. 10-12
  Contract Value ....................................................... 10
  Fixed Account Contract Value ......................................... 10
  Fixed Account Interest Crediting ..................................... 11
  Separate Account Contract Value ...................................... 11
  Accumulation Unit Value .............................................. 11
  Determining Accumulation Units ....................................... 11
  Mortality and Expense Risk Charge .................................... 12
  Premium Tax Expense .................................................. 12
  Mutual Fund Expenses ................................................. 12

WITHDRAWAL PROVISIONS .................................................. 12, 13
  Withdrawals .......................................................... 12
  Withdrawal Value ..................................................... 13
  Systematic Withdrawals ............................................... 13
  Date of Request ...................................................... 13
  Payment of Withdrawal Benefits ....................................... 13

DEATH BENEFIT PROVISIONS ............................................... 14, 15
  Death Benefit ........................................................ 14
  Proof of Death ....................................................... 14
  Distribution Rules ................................................... 14, 15

ANNUITY PAYMENT PROVISIONS ............................................. 15-19
  Annuity Payout Date .................................................. 15
  Change of Annuity Payout Date ........................................ 15
  Annuity Payout Amount ................................................ 15
  Annuity Tables ....................................................... 16
  Annuity Payments ..................................................... 16
  Change of Annuity Option ............................................. 16
  Fixed Annuity Payments ............................................... 16
  Variable Annuity Payments ............................................ 16
  Annuity Units ........................................................ 16, 17
  Net Investment Factor ................................................ 17
  Alternate Annuity Option Rates ....................................... 17
  Annuity Options ...................................................... 18, 19

ANNUITY TABLES ......................................................... 20

AMENDMENTS OR ENDORSEMENTS, IF ANY

                                   -2-                                 BP 2010P1

--------------------------------------------------------------------------------
                            CONTRACT SPECIFICATIONS
--------------------------------------------------------------------------------

OWNER NAME:                     CONTRACT NUMBER:

OWNER DATE OF BIRTH:            CONTRACT DATE:

JOINT OWNER NAME:               ISSUE DATE:

JOINT OWNER DATE OF BIRTH:      ANNUITY PAYOUT DATE:

ANNUITANT NAME:                 PLAN:

ANNUITANT DATE OF BIRTH:        ASSIGNMENT:

ANNUITANT GENDER:

PRIMARY BENEFICIARY NAME:       SECONDARY BENEFICIARY:
                                NAME:  See Application or subsequent change from
--------------------------------------------------------------------------------

INITIAL PURCHASE PAYMENT ..............

MINIMUM SUBSEQUENT PURCHASE PAYMENTS .. investment program

MINIMUM SYSTEMATIC WITHDRAWAL ......... $100

MORTALITY AND EXPENSE RISK CHARGE ..... .55% Annually

GUARANTEED RATE ....................... 3%

ANNUITY OPTION ........................

SUBACCOUNTS:

   New America Growth Subaccount
   International Stock Subaccount
   Mid-Cap Growth Subaccount
   Equity Income Subaccount
   Personal Strategy Balanced Subaccount
   Limited-Term Bond Subaccount
   Prime Reserve Subaccount

METHOD FOR DEDUCTIONS:

   Deductions for any Premium Taxes will be allocated proportionately to the Owner's Contract Value in the Subaccounts and the Fixed Account.

*The Annuity Payout Date and Annuity Option may be changed by the Owner prior to the Annuity Payout Date. See "Change of Annuity Payout Date" and "Change of Annuity Option."

FSB201 A (R9-96)                   -3-                                     SBL90

--------------------------------------------------------------------------------
DEFINTIONS
--------------------------------------------------------------------------------

ACCOUNT

An Account is one of the Subaccounts or the Fixed Account.

ACCUMULATION UNIT

The Accumulation Unit is a unit of measure. It is used to compute the Separate Account Contract Value prior to the Annuity Payout Date. It is also used to compute the Variable Annuity Payments for Annuity Options 5 through 7.

ANNUITANT

The Annuitant is the person named by the Owner on whose life the Annuity Payments depend for Annuity Options 1 through 4. The Annuitant receives Annuity Payments under this Contract. Please see "Annuitant" provisions on page 9.

ANNUITY OPTION

An Annuity Option is a set of provisions that form the basis for making Annuity Payments. The Annuity Option is set prior to the Annuity Payout Date. Please see "Annuity Options" on pages 18 and 19.

ANNUITY PAYOUT DATE

The Annuity Payout Date is the date on which Annuity Payments are scheduled to begin. This date may be changed by the Owner. The Annuity Payout date is shown on page 3. Please see "Annuity Payout Date" on page 15.

ANNUITY UNIT

The Annuity Unit is a unit of measure used to compute Variable Annuity Payments for Annuity Options 1 through 4.

AUTOMATIC EXCHANGES

Automatic Exchanges are Exchanges among the Subaccounts and the Fixed Account. Such exchanges are made automatically on a periodic basis by the Company at the written request of the Owner.

COMPANY

The Company is First Security Benefit Life Insurance and Annuity Company of New York.

CONTRACT ANNIVERSARY

A Contract Anniversary is a 12-month anniversary of the Contract Date.

CONTRACT DATE

The Contract Date is the date the Contract begins. The Contract Date is shown on page 3.

CONTRACT YEAR

Contract Years are measured from the Contract Date.

CURRENT INTEREST

The Company may in its discretion pay Current Interest on the Fixed Account at a rate that exceeds the Guaranteed Rate shown on page 3. The Company will declare the rate of Current Interest, if any, from time to time.

DESIGNATED BENEFICIARY

Upon the death of the Owner or Joint Owner, the Designated Beneficiary will be the first person on the following list who is alive on the date of death:

   1.  Owner;
   2.  Joint Owner;
   3.  Primary Beneficiary;
   4.  Secondary Beneficiary;
   5.  Annuitant; and
   6.  the Owner's estate if no one listed above is alive.

                                                                     55-02010-01
FSB201 B (4-94)                     -4-                                BP 2010A1

--------------------------------------------------------------------------------
DEFINITIONS (Continued)
--------------------------------------------------------------------------------

DESIGNATED BENEFICIARY (Cont'd)

The Designated Beneficiary receives a death benefit upon the death of the Owner. Please see "Ownership, Annuitant, and Beneficiary Provisions" on page 9 and "Death Benefit Provisions" on pages 14 and 15.

FIXED ACCOUNT

The Fixed Account is part of the Company's general account. The Company manages the general account and guarantees that it will credit interest on Fixed Account Contract Value at an annual rate at least equal to the Guaranteed Rate. This Rate is shown on page 3.

GUARANTEE PERIOD

Current Interest, if declared, is fixed for rolling periods of one year, referred to as Guarantee Periods. The Guarantee Period that applies to any Fixed Account Contract Value: (1) starts on the date that such Contract Value is allocated to the Fixed Account pursuant to: (a) a Purchase Payment Received by the Company; or (b) an Exchange to the Fixed Account; and (2) ends on the last day of the same month in the year in which the Guarantee Period expires. When any Guarantee Period expires, a new Guarantee Period shall start for such Contract Value on the date that follows such expiration date. Such period shall end on the immediately preceding date in the year in which the Guarantee Period expires. For example, Contract Value exchanged to the Fixed Account on June 1 would have a Guarantee Period starting on that date and ending on June 30 of the following year. A new Guarantee Period for such Contract Value would start on July 1 of that year and end on June 30 of the following year.

HOME OFFICE

The address of the Company's Home Office is First Security Benefit Life Insurance and Annuity Company of New York, 70 West Red Oak Lane, 4th Floor, White Plains, New York 10604.

ISSUE DATE

The Issue Date is the date the Company uses to  determine  the date the Contract
becomes  incontestable.   The  Issue  Date  is  shown  on  page  3.  Please  see
"Incontestability" on page 7.

JOINT OWNER

The Joint Owner, if any, shares an undivided interest in the entire Contract with the Owner. The Joint Owner, if any, is named on page 3. Please see "Joint Ownership" provisions on page 9.

NONNATURAL PERSON

Any group or entity that is not a living person, such as a trust or corporation.

OWNER

The Owner is the person who has all rights under the Contract. The Owner is named on page 3. Please see "Ownership" provisions on page 9.

PREMIUM TAX

Any Premium Taxes levied by a state or other governmental entity will be charged against this Contract. When Premium Tax is assessed after the Purchase Payment is applied, it will be deducted as described on page 3.

PURCHASE PAYMENT

A Purchase Payment is money Received by the Company and applied to the Contract.

RECEIVED BY THE COMPANY

The phrase "Received by the Company" means receipt by the Company in good order at its Home Office at the address indicated above or such other address designated in writing by the Company.

                                                                     55-02010-01
                                   -5-                                 BP 2010A1

--------------------------------------------------------------------------------
DEFINITIONS (Continued)
--------------------------------------------------------------------------------

SEPARATE ACCOUNT

The T. Rowe Price Variable Annuity Account of First Security Benefit Life Insurance and Annuity Company of New York is a Separate Account established and maintained by the Company under New York law. The Separate Account is registered with the Securities and Exchange Commission under the Investment Company Act of 1940 as Unit Investment Trust. It was established by the Company to support variable annuity contracts. The Company owns the assets of the Separate Account and maintains them apart from the assets of its general account and its other separate accounts. The assets held in the Separate Account equal to the reserves and other Contract liabilities with respect to the Separate Account shall not be chargeable with liabilities arising out of any other business of the Company.

Income and realized and unrealized gains and losses from assets in the Separate Account are credited to, or charged against, the Separate Account without regard to the income, gains or losses from the Company's general account or its other separate accounts. The Separate Account is divided into Subaccounts shown on page 3. Income and realized and unrealized gains and losses from assets in each Subaccount are credited to, or charged against, the Subaccount without regard to income, gains or losses in the other Subaccounts. The Company has the right to transfer to its general account any assets of the Separate Account that are in excess of the reserves and other Contract liabilities with respect to the Separate Account. The value of the assets in the Separate Account on each Valuation Date is determined at the end of each Valuation Date.

SUBACCOUNT NET ASSET VALUE

The Subaccount Net Asset Value is equal to: (1) the net asset value of all shares of the underlying mutual fund held by the Subaccount; plus (2) any cash or other assets; less (3) all liabilities of the Subaccount.

SUBACCOUNTS

The Separate Account is divided into Subaccounts which invest in shares of open-end management investment companies, commonly known as mutual funds. Each Subaccount may invest its assets in a separate class or series of a designated mutual fund or funds. The Subaccounts are shown on page 3. Subject to the regulatory requirements then in force, the Company reserves the right to:

   1.  change or add designated mutual funds or other investment vehicles;
   2.  add, remove or combine Subaccounts;
   3. add, delete or make substitutions for securities that are held or purchased by the Separate Account or any Subaccount;
   4.  operate the Separate Account as a management investment company;
   5. combine the assets of the Separate Account with other Separate Accounts of the Company or an affiliate thereof;
   6. restrict or eliminate any voting rights of the Owner with respect to the Separate Account or other persons who have voting rights as to the Separate Account; and
   7.  terminate and liquidate any Subaccount.

If any of these changes result in a material change to the Separate Account or a Subaccount, the Company will notify the Owner of the change. The Company will not change the investment policy of any Subaccount in any material respect without complying with the filing and other procedures of the insurance regulators of the state of issue.

VALUATION DATE

A Valuation Date is each day the New York Stock Exchange and the Company are open for business.

VALUATION PERIOD

A Valuation Period is the interval of time from one Valuation Date to the next Valuation Date.

                                                                     55-02010-02
FSB201 C (4-94)                     -6-                                BP 2010B1

--------------------------------------------------------------------------------
GENERAL PROVISIONS
--------------------------------------------------------------------------------

THE CONTRACT

The entire Contract between the Owner and the Company consists of this Contract, the attached Application, and any Amendments, Endorsements or Riders to the Contract. All statements made in the Application will, as ruled by a court of competent jurisdiction, be deemed representations and not warranties. The Company will use no statement made by or on behalf of the Owner or the Annuitant to void this Contract unless it is in the written Application. Any change in the Contract can be made only with the written consent of the President, a Vice President, or the Secretary of the Company.

The Purchase Payment(s) and the Application must be acceptable to the Company under its rules and practices. If they are not, the Company's liability shall be limited to a return of the Purchase Payment(s).

COMPLIANCE

The Company reserves the right to make any change to the provisions of this Contract to comply with or give the Owner the benefit of any federal or state statute, rule or regulation. This includes, but is not limited to, requirements for annuity contracts under the Internal Revenue Code or the laws of any state. The Company will provide the Owner with a copy of any such change and will obtain approval for such a change with the insurance regulatory officials of the state in which the Contract is delivered.

MISSTATEMENT OF AGE AND SEX

If the age or sex of the Annuitant has been misstated, payments shall be adjusted, when allowed by law, to the amount which would have been provided for the correct age or sex. Proof of the age of an Annuitant may be required at any time, in a form suitable to the Company. If payments have already commenced and the misstatement has caused an underpayment, the full amount due with interest at a rate of 3% will be paid with the next scheduled payment. If the misstatement has caused an overpayment, the amount due with interest at the rate of 3% will be deducted from one or more future payments.

EVIDENCE OF SURVIVAL

When any payments under this Contract depend on the payee being alive on a given date, proof that the payee is living may be required by the Company. Such proof must be in a form accepted by the Company, and may be required prior to making the payments.

INCONTESTABILITY

This Contract will not be contested after it has been in force for two years from the Issue Date during the life of the Owner.

ASSIGNMENT

Please refer to page 3 to see if this Contract may be assigned. If it may be assigned, no Assignment under this Contract is binding unless Received by the Company in writing. The Company assumes no responsibility for the validity, legality, or tax status of any Assignment. The Assignment will be subject to any payment made or other action taken by the Company before the Assignment is Received by the Company. Once filed, the rights of the Owner, Annuitant and Beneficiary are subject to the Assignment. Any claim is subject to proof of interest of the assignee.

                                                                     55-02010-02
                                   -7-                                 BP 2010B1

--------------------------------------------------------------------------------
GENERAL PROVISIONS (Continued)
--------------------------------------------------------------------------------

EXCHANGES

The Owner may Exchange Contract Value among the Fixed Account and Subaccounts subject to the following.

Exchanges are not allowed within 30 days of the Annuity Payout Date. After the Annuity Payout Date, for Annuity Options 1 through 4, the Owner may Exchange Contract Value only among Subaccounts. The Company reserves the right to: (1) prohibit exchanges that would reduce an account to less than $500; (2) limit the number of Exchanges allowed each Contract Year to six; and (3) subject to New York Insurance Department approval, waive the limit on Exchanges allowed each Contract Year. Exchanges must be at least $500 or, if less, the remaining balance in the Fixed Account or a Subaccount.

Contract Value may be exchanged from the Fixed Account only: (1) during the calendar month in which the applicable Guarantee Period expires; and (2) pursuant to an Automatic Exchange. Exchanges of Fixed Account Value will be made: (1) first from Fixed Account Contract Value for which the Guarantee Period expires during the calendar month in which the Exchange is effected; (2) then in the order that starts with Fixed Account Contract Value which has the longest amount of time before its Guarantee Period expires; and (3) ends with that which has the least amount of time before its Guarantee Period expires.

The Company will effect an Exchange to or from a Subaccount on the basis of Accumulation Unit Value (or, when appropriate, Annuity Unit Value) determined at the end of the Valuation Period in which the Exchange is effected. The Company will effect an Exchange from the Fixed Account on the basis of Fixed Account Contract Value at the end of the Valuation Period in which the Exchange is effected.

The Company reserves the right to delay Exchanges from the Fixed Account for up to 6 months. The Company will inform you if there will be a delay.

CLAIMS OF CREDITORS

The Contract Value and other benefits under this Contract are exempt from the claims of creditors of the Owner to the extent allowed by law.

NONFORFEITURE VALUES

The Death Benefits, Withdrawal Values and Annuity Payout Values will at least equal the minimum required by law.

NON-PARTICIPATING

This Contract is not participating and will pay no dividend.

STATEMENTS

At least once each Contract Year the Owner will be sent a statement including the current Contract Value and any other information required by law. The Owner may send a written request for a statement at other intervals. The Company may charge a reasonable fee for such statements.

FSB201 D (R9-96)                   -8-                                 BP 2010N1

--------------------------------------------------------------------------------
OWNERSHIP, ANNUITANT AND BENEFICIARY PROVISIONS
--------------------------------------------------------------------------------

OWNERSHIP

During the Owner's lifetime, all rights and privileges under the Contract may be exercised only by the Owner. If the purchaser names someone other than himself or herself as Owner, the purchaser has no rights in the Contract. No Owner may be older than age 85 on the Contract Date.

JOINT OWNERSHIP

If a Joint Owner is named in the application, then the Owner and Joint Owner share an undivided interest in the entire Contract as joint tenants with rights of survivorship. When an Owner and Joint Owner have been named, the Company will honor only requests for changes and the exercise of other Ownership rights made by both the Owner and Joint Owner. When a Joint Owner is named, all references to "Owner" throughout this Contract should be construed to mean both the Owner and Joint Owner, except for the final sentence of the "Annuitant" provision below, the "Statements" provision on page 8 and the "Death Benefit Provisions" on pages 14 and 15.

ANNUITANT

The Annuitant is named on page 3. The Owner may change the Annuitant prior to the Annuity Payout Date. The request for this change must be made in writing and Received by the Company at least 30 days prior to the Annuity Payout Date. No Annuitant may be named who is more than 85 years old on the Contract Date. When the Annuitant dies prior to the Annuity Payout Date, the Owner must name a new Annuitant within 30 days or, if sooner, by the Annuity Payout Date, except where the Owner is a Nonnatural Person. If a new Annuitant is not named, the Owner becomes the Annuitant.

PRIMARY AND SECONDARY BENEFICIARIES

The Primary Beneficiary and any Secondary Beneficiary are named on page 3. The Owner may change any Beneficiary as described in "Ownership and Beneficiary
Changes" below. If the Primary Beneficiary dies prior to the Owner, the Secondary Beneficiary becomes the Primary Beneficiary. Unless the Owner directs otherwise, when there are two or more Primary Beneficiaries, they will receive equal shares.

OWNERSHIP AND BENEFICIARY CHANGES

Subject to the terms of any existing Assignment, the Owner may name a new Owner, a new Primary Beneficiary or a new Secondary Beneficiary. Any new choice of Owner, Primary Beneficiary or Secondary Beneficiary will revoke any prior choice. Any change must be made in writing and recorded at the Home Office. The change will become effective as of the date the written request is signed, whether or not the Owner is living at the time the change is recorded. A new choice of Primary Beneficiary or Secondary Beneficiary will not apply to any payment made or action taken by the Company prior to the time it was recorded. The Company may require the Contract be returned so these changes may be made.

                                   -9-                                 BP 2010N1

--------------------------------------------------------------------------------
PURCHASE PAYMENT PROVISIONS
--------------------------------------------------------------------------------

FLEXIBLE PURCHASE PAYMENTS

The Contract becomes in force when the initial Purchase Payment is applied. The Owner is not required to continue Purchase Payments in the amount or frequency originally planned. The Owner may: (1) increase or decrease the amount of Purchase Payments; or (2) change the frequency of Purchase Payments. A change in frequency or amount of Purchase Payments does not require a written request.

PURCHASE PAYMENT LIMITATIONS

Total Purchase Payments to the Contract may not be greater than $1,000,000 without prior approval by the Company. The Minimum Subsequent Purchase Payment amount is shown on page 3.

PURCHASE PAYMENT ALLOCATION

Purchase Payments may be allocated among the Fixed Account and the Subaccounts. The allocations may be a whole dollar amount or whole percentage. However, no less than $25 per Purchase Payment may be allocated to any Account. The Owner may change the allocations by written notice to the Company.

PLACE OF PAYMENT

All Purchase Payments under this Contract are to be paid to the Company. Purchase Payments after the first Purchase Payment are applied as of the end of the Valuation Period during which they are Received by the Company.

--------------------------------------------------------------------------------
CONTRACT VALUE AND EXPENSE PROVISIONS
--------------------------------------------------------------------------------

CONTRACT VALUE

On any Valuation Date, the Contract Value is the sum of: (1) the Separate Account Contract Value; and (2) the Fixed Account Contract Value. At any time after the first Contract Year and before the Annuity Payout Date, the Company reserves the right to pay to the Owner the Contract Value as a lump sum if it is below $2,000 and no Purchase Payments have been paid for three years.

FIXED ACCOUNT CONTRACT VALUE

On any Valuation Date, the Fixed Account Contract Value is equal to the first Purchase Payment allocated under the Contract to the Fixed Account:

PLUS:

   1. any other Purchase Payments allocated under the Contract to the Fixed Account;
   2.  any Exchanges from the Separate Account to the Fixed Account; and
   3.  any interest credited to the Fixed Account.

LESS:

   1.  any Withdrawals deducted from the Fixed Account;
   2.  any Exchanges from the Fixed Account to the Separate Account;
   3.  any applicable Premium Taxes;
   4. any Fixed Account Contract Value which is applied to any of Annuity Options 1 through 4; and
   5.  any Annuity Payments made under Annuity Options 5 and 7.

                                                                     55-02010-04
FSB201 E (4-94)                    -10-                                BP 2010D1

--------------------------------------------------------------------------------
CONTRACT VALUE AND EXPENSE PROVISIONS (Continued)
--------------------------------------------------------------------------------

FIXED ACCOUNT INTEREST CREDITING

The Company will credit interest on Fixed Account Contract Value at an annual rate at least equal to the Guaranteed Rate shown on page 3. Also, the Company may in its sole judgment credit Current Interest at a rate in excess of the Guaranteed Rate. The rate of Current Interest, if declared, will be fixed during the Guarantee Period. Fixed Account Contract Value will earn Current Interest during each Guarantee Period at the rate, if any, declared by the Company on the first day of the Guarantee Period.

The Company may credit Current Interest on Contract Value that was allocated or exchanged to the Fixed Account during one period at a different rate than amounts allocated or exchanged to the Fixed Account in another period. Therefore, at any time, portions of Fixed Account Contract Value may be earning Current Interest at different rates based upon the period during which such portions were allocated or exchanged to the Fixed Account.

SEPARATE ACCOUNT CONTRACT VALUE

On any Valuation Date, the Separate Account Contract Value is the sum of the then current value of the Accumulation Units allocated to each Subaccount for this Contract.

ACCUMULATION UNIT VALUE

The initial Accumulation Unit Value for each Subaccount was set at $10. Other Accumulation Unit Values are found on each Valuation Date by dividing (1) by (2) where:

   1.  is equal to:

       a. the Subaccount Net Asset Value determined at the end of the current Valuation Period; plus
       b. any dividends declared by the Subaccount's underlying mutual fund that are not part of the Subaccount Net Asset Value; less
       c. the accrued Mortality and Expense Risk Charge; and
       d. any taxes for which the Company has reserved which the Company deems to have resulted from the operation of the Subaccount.

   2.  is the number of Accumulation Units at the start of the Valuation Period.

The Accumulation Unit Value may increase or decrease from one Valuation Period to the next.

DETERMINING ACCUMULATION UNITS

The number of Accumulation Units allocated to a Subaccount under this Contract is found by dividing: (1) the amount allocated to a Subaccount; by (2) the Accumulation Unit Value for the Subaccount at the end of the Valuation Period during which the amount is applied under the Contract. The number of Accumulation Units allocated to a Subaccount under the Contract will not change as a result of investment experience. Events that change the number of Accumulation Units are:

   1.  Purchase Payments that are applied to the Subaccount;
   2.  Contract Value that is Exchanged into or out of the Subaccount;
   3.  Withdrawals that are deducted from the Subaccount; and
   4.  Premium Taxes that are deducted from the Subaccount.

                                                                     55-02010-04
                                   -11-                                BP 2010D1

--------------------------------------------------------------------------------
CONTRACT VALUE AND EXPENSE PROVISIONS (Continued)
--------------------------------------------------------------------------------

MORTALITY AND EXPENSE RISK CHARGE

The Company will deduct the Mortality and Expense Risk Charge shown on page 3. This charge will be computed and deducted from each Subaccount on each Valuation Date. This charge is factored into the Accumulation Unit and Annuity Unit Value on each Valuation Date.

PREMIUM TAX EXPENSE

The Company reserves the right to deduct Premium Tax when due or any time thereafter. Any applicable Premium Taxes will be allocated as described on page 3.

MUTUAL FUND EXPENSES

Each Subaccount invests in shares of a mutual fund. The net asset value per share of each underlying fund reflects the deduction of any investment advisory and administration fees and other expenses of the fund. These fees and expenses are not deducted from the assets of a Subaccount, but are paid by the underlying funds. The Owner indirectly bears a pro rata share of such fees and expenses. An underlying fund's fees and expenses are not specified or fixed under the terms of this Contract.

--------------------------------------------------------------------------------
WITHDRAWAL PROVISIONS
--------------------------------------------------------------------------------

WITHDRAWALS

A full Withdrawal of the Contract Value or partial Withdrawal of Separate Account Contract Value is allowed at any time. Partial Withdrawals of Fixed Account Contract Value are, however, restricted as described below. This provision is subject to any federal or state Withdrawal restrictions.

A partial Withdrawal of Fixed Account Contract Value may be made only: (1) pursuant to Systematic Withdrawals; (2) during the calendar month in which the applicable Guarantee Period expires; and (3) once per Contract Year in an amount up to the greater of $5,000 or 10 percent of the Fixed Account Contract Value at the time of the partial Withdrawal.

Upon the Owner's request for a full Withdrawal, the Company will pay the Withdrawal Value in a lump sum.

All Withdrawals must meet the following conditions.

   1. The request for Withdrawal must be Received by the Company in writing or under other methods allowed by the Company.
   2. The Owner must apply: (a) while this Contract is in force; and (b) prior to the Annuity Payout Date.
   3. The amount Withdrawn must be at least $500.00 except for Systematic Withdrawals, as discussed below, or when terminating the Contract.

A partial Withdrawal request must state the allocations for deducting the Withdrawal from each Account. If the Owner does not specify the allocation, the Company will contact the Owner for instructions. The Withdrawal will be effected as of the end of the Valuation Period in which such instructions are Received by the Company. Withdrawals of Fixed Account Contract Value will be made: (1) first from Fixed Account Contract Value for which the Guarantee Period expires during the calendar month in which the Withdrawal is effected; (2) then in the order that starts with Fixed Account Contract Value which has the longest amount of time before its Guarantee Period expires; and (3) ends with that which has the least amount of time before its Guarantee Period expires.

                                                                     55-02010-05
FSB201 F (4-94)                    -12-                                BP 2010E1

--------------------------------------------------------------------------------
WITHDRAWAL PROVISIONS (Continued)
--------------------------------------------------------------------------------

WITHDRAWAL VALUE

The Withdrawal Value at any time will be: (1) the Contract Value; less (2) any Premium Taxes due or paid by the Company.

SYSTEMATIC WITHDRAWALS

Systematic Withdrawals are automatic periodic distributions from the Contract in substantially equal amounts prior to the Annuity Payout Date. In order to start Systematic Withdrawals, the Owner must make the request in writing. The Minimum Systematic Withdrawal is shown on page 3. The Owner must choose the type of payment, and its frequency. The payment type may be: (1) a percentage of Contract Value; (2) a specified dollar amount; (3) all earnings in the Contract; or (4) based upon the life expectancy of the Owner or the Owner and a Beneficiary. The payment frequency may be: (1) monthly; (2) quarterly; (3) semiannually; or (4) annually. Systematic Withdrawals of Fixed Account Contract Value must provide for payments over a period of not less than 36 months. Systematic Withdrawals may be stopped by the Owner upon proper written request Received by the Company at least 30 days in advance. The Company reserves the right to stop, modify or suspend Systematic Withdrawals.

Withdrawals, including systematic withdrawals, may: (1) subject the Owner to a penalty tax if taken before age 59 1/2; and (2) may be restricted or limited if made from an Individual Retirement Annuity qualified under Internal Revenue Code
(IRC) Section 408 or a Tax Sheltered Annuity qualified under IRC Section 403(b).

DATE OF REQUEST

The Company will effect a Withdrawal of Separate Account Contract Value on the basis of Accumulation Unit Value determined at the end of the Valuation Period in which all the required information is Received by the Company.

PAYMENT OF WITHDRAWAL BENEFITS

The Company reserves the right to suspend an Exchange or delay payment of a Withdrawal from the Separate Account for any period:

   1.  when the New York Stock Exchange is closed; or

   2.  when trading on the New York Stock Exchange is restricted; or

   3. when an emergency exists as a result of which: (a) disposal of securities held in the Separate Account is not reasonably practicable; or (b) it is not reasonably practicable to fairly value the net assets of the Separate Account.

Rules and regulations of the Securities and Exchange Commission will govern as to whether the conditions set forth above exist.

The Company further reserves the right to delay payment of a Withdrawal from the Fixed Account for up to six months as required by most states. The Company will notify you if there will be a delay.

                                                                     55-02010-05
                                   -13-                                BP 2010E1

--------------------------------------------------------------------------------
DEATH BENEFIT PROVISIONS
--------------------------------------------------------------------------------

DEATH BENEFIT

If any Owner dies prior to the Annuity Payout Date, a Death Benefit will be paid to the Designated Beneficiary when due Proof of Death and instructions regarding payment are Received by the Company. If an Owner is a Nonnatural Person, then the Death Benefit will be paid in the event of the death of the Annuitant or any Joint Owner that is a natural person prior to the Annuity Payout Date. Further, if an Owner is a Nonnatural Person, the amount of the death benefit is based on the age of the Annuitant or any joint Owner that is a natural person on the Issue Date.

If the age of each Owner was 75 or younger on the Issue Date, the Death Benefit will be the greatest of: (1) the sum of all Purchase Payments, less any Premium Taxes due or paid by the Company and less the sum of all partial Withdrawals;
(2) the Contract Value on the date due Proof of Death and instructions regarding payment are Received by the Company, less any Premium Taxes due or paid by the Company; or (3) the Stepped-Up Death Benefit below.

The Stepped-Up Death Benefit is:

   1. the largest Death Benefit on any Contract Anniversary that is both an exact multiple of five and occurs prior to the oldest Owner reaching age 76; plus
   2. any Purchase Payments received since the applicable fifth Contract Anniversary; less
   3. any reductions caused by Withdrawals since the applicable fifth Contract Anniversary; less
   4.  any Premium Taxes due or paid by the Company.

If the age of any Owner on the Issue Date was 76 or older, the Death Benefit will be: (1) the Contract Value on the date due Proof of Death and instructions regarding payment are Received by the Company; less (2) any Premium Taxes due or paid by the Company.

If a lump sum payment is requested, the payment will be made in accordance with any laws and regulations that govern the payment of Death Benefits.

The value of the Death Benefit is determined as of the date that both Proof of Death and instructions regarding payment are Received by the Company in good order.

PROOF OF DEATH

Any of the following will serve as Proof of Death:

   1.  certified copy of the death certificate;
   2. certified decree of a court of competent jurisdiction as to the finding of death;
   3.  written statement by a medical doctor who attended the deceased Owner; or
   4.  any proof accepted by the Company.

DISTRIBUTION RULES

The entire Death Benefit with any interest shall be paid within 5 years after the death of any Owner, except as provided below. In the event that the Designated Beneficiary elects an Annuity Option, the length of time for the payment period may be longer than 5 years if: (1) the Designated Beneficiary is a natural person; (2) the Death Benefit is paid out under Annuity Options 1 through 7; (3) payments are made over a period that does not exceed the life or life expectancy of the Designated Beneficiary; and (4) Annuity Payments begin within one year of the death of the Owner. If the deceased Owner's spouse is the sole Designated Beneficiary, the spouse shall become the sole Owner of the Contract. He or she may elect to: (1) keep the Contract in force until the sooner of the spouse's death or the Annuity Payout Date; or (2) receive the Death Benefit.

FSB201 G (R9-96)                   -14-                                BP 2010O1

--------------------------------------------------------------------------------
DEATH BENEFIT PROVISIONS (Continued)
--------------------------------------------------------------------------------

DISTRIBUTION RULES (cont'd)

If any Owner dies after the Annuity Payout Date, Annuity Payments will continue to be paid at least as rapidly as under the method of payment being used as of the date of the Owner's death.

If the Owner is a Nonnatural Person, the distribution rules set forth above apply in the event of the death of, or a change in, the Annuitant. This Contract is deemed to incorporate any provision of Section 72(s) of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor provision. This Contract is also deemed to incorporate any other provision of the Code deemed necessary by the Company, in its sole judgment, to qualify this Contract as an annuity. The application of the distribution rules will be made in accordance with Code section 72(s), or any successor provision, as interpreted by the Company in its sole judgment.

The foregoing distribution rules do not apply to a Contract which is: (1) provided under a plan described in Code section 401(a); (2) described in Code section 403(b); (3) an individual retirement annuity or provided under an individual retirement account or annuity; or (4) otherwise exempt from the Code section 72(s) distribution rules.

--------------------------------------------------------------------------------
ANNUITY PAYMENT PROVISIONS
--------------------------------------------------------------------------------

ANNUITY PAYOUT DATE

The Owner may choose the Annuity Payout Date at the time of application. If no Annuity Payout Date is chosen, the Company will use the later of: (1) the oldest Annuitant's seventieth birthday; or (2) the fifth Contract Anniversary. The Annuity Payout Date must be prior to the oldest Annuitant's ninetieth birthday.

The Annuity Payout Date is the date the first payment will be made to the Annuitant under any of the Annuity Options.

CHANGE OF ANNUITY PAYOUT DATE

The Owner may change the Annuity Payout Date. A request for the change must be made in writing. The written request must be Received by the Company at least 30 days prior to the new Annuity Payout Date as well as 30 days prior to the previous Annuity Payout Date.

ANNUITY PAYOUT AMOUNT

The Annuity Payout Amount is applied to one or more of the Annuity Options listed on pages 18 and 19. The Annuity Payout Amount is: (1) the Contract Value on the Annuity Payout Date; less (2) any Premium Taxes due or paid by the Company. Unless otherwise directed by the Owner, Annuity Payout Amount derived from Fixed Account Contract Value will be applied to purchase a Fixed Annuity Option; that derived from Separate Account Contract Value will be applied to purchase a Variable Annuity Option.

                                   -15-                                BP 2010O1

--------------------------------------------------------------------------------
ANNUITY PAYMENT PROVISIONS (Continued)
--------------------------------------------------------------------------------

ANNUITY TABLES

The Annuity Tables show the guaranteed minimum amount of monthly Annuity Payment that applies to the first payment for Variable Annuity Payments and to each payment for Fixed Annuity Payments for each $1,000 of Annuity Payout Amount for each of Annuity Options 1 through 4. The amount of each Annuity Payment for Annuity Options 1 through 4 will depend on the Annuitant's sex and age on the Annuity Payout Date. The Annuity Tables state values for the exact ages shown. The values will be interpolated based on the Annuitant's exact age on the Annuity Payout Date. On request the Company will furnish the amount of monthly Annuity Payment per $1,000 applied for any ages not shown.

The Company bases the Tables for Annuity Options 1 through 4 on: (1) the 1983 Table "A" Mortality Table projected for mortality improvement for 45 years using Projection Scale G; and (2) an interest rate of 3 1/2% a year.

For Annuity Options 5 through 7, age and sex are not considered. Annuity Payments for these options are computed without reference to the Annuity Tables.

ANNUITY PAYMENTS

The Annuity Option is shown on page 3. The Owner may choose any form of Annuity Option that is allowed by the Company. The Owner may choose an Annuity Option by written request. This request must be Received by the Company at least 30 days prior to the Annuity Payout Date. Several Annuity Options are listed on pages 18 and 19. No Annuity Option can be selected that requires the Company to make periodic payments of less than $20.00. If no Annuity Option is chosen prior to the Annuity Payout Date, the Company will use the Life with 10-Year Fixed Period Option. Each Annuity Option allows for making Annuity Payments annually, semiannually, quarterly or monthly.

CHANGE OF ANNUITY OPTION

Prior to the Annuity Payout Date, the Owner may change the Annuity Option chosen. The Owner must request the change in writing. This request must be Received by the Company at least 30 days prior to the Annuity Payout Date.

FIXED ANNUITY PAYMENTS

With respect to Fixed Annuity Payments, the amounts shown on the Tables are the guaranteed minimum for each Annuity Payment for Annuity Options 1 through 4.

VARIABLE ANNUITY PAYMENTS

With respect to Fixed Annuity Payments, the amounts shown on the Tables are the first Annuity Payment, based on the assumed interest rate of 3 1/2% for Annuity Options 1 through 4. The amount of each Annuity Payment after the first for these options is computed by means of Annuity Units. Neither expense actually incurred (other than tax on investment return), nor mortality actually experienced, shall adversely affect the dollar amount of annuity income already commenced.

ANNUITY UNITS

The number of Annuity Units is found by dividing the first Annuity Payment by the Annuity Unit Value for the selected Subaccount on the Annuity Payout Date. The number of Annuity Units for the Subaccount then remains constant, unless an Exchange of Annuity Units is made. After the first Annuity Payment, the dollar amount of each subsequent Annuity Payment is equal to the number of Annuity Units times the Annuity Unit Value for the Subaccount on the due date of the Annuity Payment.

                                                                     55-02010-07
FSB201 H (4-94)                    -16-                                BP 2010G1

--------------------------------------------------------------------------------
ANNUITY PAYMENT PROVISIONS (Continued)
--------------------------------------------------------------------------------

ANNUITY UNITS (Cont'd)

The Annuity Unit Value for each Subaccount was first set at $1.00. The Annuity Unit Value for any subsequent Valuation Date is equal to (a) times (b) times
(c), where:

   (a) is the Annuity Unit Value on the  immediately  preceding  Valuation Date;
   (b) is the Net Investment Factor for the Valuation Date;
   (c) is a factor used to adjust for an assumed interest rate of 3 1/2% per year used to determine the Annuity Payment amounts. The assumed interest rate is reflected in the Annuity Tables.

NET INVESTMENT FACTOR

The Net Investment Factor for any Subaccount at the end of any Valuation Period is found by dividing (1) by (2) and subtracting (3) from the result, where:

   1.  is equal to:

       a. the  net  asset  value  per  share  of the  mutual  fund  held  in the
          Subaccount, found at the end of the current Valuation Period; plus
       b. the per share  amount of any  dividend or capital  gain  distributions paid by the Subaccount's underlying mutual fund that is not included in the net asset value per share; plus or minus
       c. a per share charge or credit for any taxes reserved for, which the Company deems to have resulted from the operation of the Subaccount.

   2. is the net asset value per share of the Subaccount's underlying mutual fund as found at the end of the prior Valuation Period.

   3. is a factor representing the Mortality and Expense Risk Charge deducted from the Separate Account.

Underlying mutual funds may declare dividends on a daily basis and pay such dividends once a month. The Net Investment Factor allows for the monthly reinvestment of these daily dividends. As described above, the gains and losses from each Subaccount are credited or charged against the Subaccount without regard to the gains or losses in the Company or other Subaccounts.

ALTERNATE ANNUITY OPTION RATES

The Company may, at the time of election of an Annuity Option, offer more favorable rates in lieu of the guaranteed rates shown in the Annuity Tables.

                                                                     55-02010-07
                                   -17-                                BP 2010G1

--------------------------------------------------------------------------------
ANNUITY PAYMENT PROVISIONS (Continued)
--------------------------------------------------------------------------------

ANNUITY OPTIONS

OPTION 1

LIFE OPTION: This option provides payments for the life of the Annuitant. Table A shows some of the guaranteed rates for this option.

OPTION 2

LIFE WITH FIXED PERIOD OPTION: This option provides payments for the life of the Annuitant. A fixed period of 5, 10, 15 or 20 years may be chosen. Payments will be made to the end of this period even if the Annuitant dies prior to the end of the period. If the Annuitant dies before receiving all the payments during the fixed period, the remaining payments will be made to the Designated Beneficiary. Table A shows some of the guaranteed rates for this option.

OPTION 3

LIFE WITH INSTALLMENT OR UNIT REFUND OPTION: This option provides payment for the life of the Annuitant, with a period certain determined by dividing the Annuity Payout Amount by the amount of the first payment. A fixed number of payments will be made even if the Annuitant dies. If the Annuitant dies before receiving the fixed number of payments, any remaining payments will be made to the Designated Beneficiary. Table A shows some of the guaranteed rates for this option.

OPTION 4

JOINT AND LAST SURVIVOR OPTION: This option provides payments for the life of the Annuitant and Joint Annuitant. Payments will be made as long as either is living. Table B shows some of the guaranteed rates for this option.

OPTION 5

FIXED PERIOD OPTIONS: This option provides payments for a fixed number of years between 5 and 20. If the Contract Value is held in the Fixed Account, then the amount of the payments will vary as a result of the interest rate (as adjusted periodically) credited on the Fixed Account. This rate is guaranteed to be no less than the Guaranteed Rate shown on page 3. If the Contract Value is held in the Separate Account, then the amount of the payments will vary as a result of the investment performance of the Subaccounts chosen. If all the Annuitants die before receiving the fixed number of payments, any remaining payments will be made to the Designated Beneficiary.

OPTION 6

FIXED PAYMENT OPTION: This option provides a fixed payment amount. This amount is paid until the amount applied, including daily interest adjustments, is paid. If the Contract Value is held in the Fixed Account, then the number of payments will vary as a result of the interest rate (as adjusted periodically) credited on the Fixed Account. This rate is guaranteed to be no less than the Guaranteed Rate shown on page 3. If the Contract Value is held in the Separate Account, then the number of payments will vary as a result of the investment performance of the Subaccounts chosen. If all the Annuitants die before receiving all the payments, any remaining payments will be made to the Designated Beneficiary.

                                                                     55-02010-08
FSB201 1(4-94)                     -18-                                BP 2010H1

--------------------------------------------------------------------------------
ANNUITY PAYMENT PROVISIONS (Continued)
--------------------------------------------------------------------------------

ANNUITY OPTIONS (cont'd)

OPTION 7

AGE RECALCULATION OPTION: This option provides payments based upon the Annuitant's life expectancy, or the joint life expectancies of the Annuitant and a beneficiary, at the Annuitant's attained age (and the Annuitant's beneficiary's attained or adjusted age, if applicable) each year. The payments are computed by reference to actuarial tables prescribed by the Treasury Secretary. Payments are made until the amount applied is exhausted. If the Contract Value is held in the Fixed Account, then the number of payments will vary as a result of the interest rate (as adjusted periodically) credited on the Fixed Account. This rate is guaranteed to be not less than the Guaranteed Rate shown on page 3. If the Contract Value is held in the Separate Account, then the number of payments will vary as a result of the investment performance of the Subaccounts chosen. If all the Annuitants die before receiving the remaining payments, such payments will be made to the Designated Beneficiary.

                                                                     55-02010-08
                                   -19-                                BP 2010H1

                                 ANNUITY TABLES
--------------------------------------------------------------------------------
                                     TABLE A
                            GUARANTEED MINIMUM AMOUNT
                             OF MONTHLY PAYMENT FOR
                               EACH $1,000 APPLIED

                               SINGLE LIFE ANNUITY
--------------------------------------------------------------------------------
 AGE OF                 MONTHLY PAYMENTS CERTAIN              INSTALLMENT
 PAYEE         0         60        120       180      240       REFUND
--------------------------------------------------------------------------------
  MALE
  ----
   55        4.45       4.44      4.41      4.37      4.30       4.31
   56        4.52       4.51      4.48      4.43      4.36       4.37
   57        4.60       4.59      4.56      4.50      4.42       4.44
   58        4.68       4.67      4.64      4.57      4.47       4.51
   59        4.77       4.76      4.72      4.65      4.53       4.58
   60        4.87       4.85      4.81      4.72      4.60       4.65
   61        4.97       4.95      4.90      4.80      4.66       4.73
   62        5.07       5.05      5.00      4.89      4.72       4.82
   63        5.19       5.17      5.10      4.97      4.79       4.90
   64        5.31       5.29      5.20      5.06      4.85       5.00
   65        5.44       5.41      5.32      5.15      4.92       5.09
   66        5.58       5.55      5.44      5.24      4.98       5.20
   67        5.73       5.69      5.56      5.34      5.05       5.30
   68        5.89       5.84      5.69      5.44      5.11       5.41
   69        6.06       6.00      5.82      5.54      5.17       5.53
   70        6.24       6.17      5.97      5.64      5.23       5.66

 FEMALE
 ------
   55        4.11       4.11      4.10      4.08      4.05       4.05
   56        4.17       4.17      4.16      4.14      4.10       4.10
   57        4.23       4.23      4.22      4.19      4.15       4.15
   58        4.30       4.29      4.28      4.25      4.21       4.21
   59        4.37       4.36      4.35      4.32      4.27       4.27
   60        4.44       4.44      4.42      4.38      4.33       4.34
   61        4.52       4.51      4.49      4.45      4.39       4.40
   62        4.60       4.59      4.57      4.52      4.45       4.47
   63        4.69       4.68      4.65      4.60      4.52       4.55
   64        4.78       4.77      4.74      4.68      4.58       4.63
   65        4.88       4.87      4.84      4.76      4.65       4.71
   66        4.99       4.98      4.93      4.85      4.72       4.80
   67        5.10       5.09      5.04      4.94      4.79       4.89
   68        5.23       5.21      5.15      5.04      4.86       4.99
   69        5.36       5.34      5.27      5.14      4.94       5.09
   70        5.50       5.48      5.39      5.24      5.01       5.20

Rates not shown will be provided upon request. The guaranteed minimum monthly payments shown apply to the initial payment for Variable Annuity Payments and to each payment for Fixed Annuity Payments.

--------------------------------------------------------------------------------
     JOINT & LAST
   SURVIVOR ANNUITY
  TABLE B - MONTHLY      FEMALE                         MALE AGE
    INSTALLMENTS          AGE        55       60       62        65       70
--------------------------------------------------------------------------------
  Until last Death         55       3.85     3.93     3.95      3.99     4.03
  of Two Payees            60       3.98     4.10     4.15      4.21     4.29
  per $1,000 of            62       4.03     4.18     4.23      4.30     4.40
  benefit amount           65       4.11     4.28     4.35      4.45     4.59
                           70       4.21     4.45     4.54      4.69     4.92

Annual, semiannual, or quarterly payments can be determined from Table A or B by multiplying the monthly payments by 11.812854, 5.9572233, and 2.9914201, respectively.

                                                                     55-02010-11
FSB2011 (4-94)                     -20-                                 BP 2010K

                      A BRIEF DESCRIPTION OF THIS CONTRACT

This is a FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY CONTRACT.

*Purchase Payments may be made until the earlier of the Annuity Payout Date or termination of the Contract.

*A Death Benefit may be paid prior to the Annuity Payout Date according to the Contract provisions.

*Annuity Payments begin on the Annuity Payout Date using the method as specified in this Contract.

*The smallest annual rate of investment return that would have to be earned on the assets of the Separate Account so that the dollar amount of Variable Annuity Payments will not decrease is 3 1/2%. A daily charge corresponding to an annual charge of .55% is applied to the assets of the Separate Account by the Company. Please refer to the "Contract Value and Expense Provisions" beginning on page 10.

ALL PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT, ARE VARIABLE AND MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT. THERE ARE NO GUARANTEED MINIMUM PAYMENTS OR CASH VALUES. (SEE "CONTRACT VALUE AND EXPENSE PROVISIONS" AND "ANNUITY PAYMENT PROVISIONS" FOR DETAILS.)

     FIRST SECURITY BENEFIT LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK
         70 West Red Oak Lane, 4th Floor, White Plains, New York 10604